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                                  EXHIBIT 11.1

                                KERR GROUP, INC.
             Statement Re: Computation of Per Share Earnings (Loss)
                      (in thousands except per share data)


                                                                      (Unaudited)              (Unaudited)
                                                                  Three Months Ended        Six Months Ended
                                                                        June 30,                June 30,
                                                                    1997        1996        1997        1996
                                                                    ----        ----        ----        ----
Primary Net Earnings (Loss) Per Common Share
      Net loss                                                    $(2,047)    $(1,120)    $(3,177)    $(7,355)

      Less Preferred Stock dividends                                 (207)       (207)       (414)       (414)
                                                                  -------     -------     -------     -------

      Net loss applicable to primary earnings per common share    $(2,254)    $(1,327)    $(3,591)    $(7,769)
                                                                                                      =======

      Weighted average number of common shares outstanding          3,933       3,933       3,933       3,933

      Weighted average number of common share
          equivalents outstanding                                      73           0          37           0
                                                                  -------     -------     -------     -------

      Weighted average number of common shares and
          common share equivalents outstanding                      4,006       3,933       3,970       3,933
                                                                                                      =======

      Primary net loss per common share                           $ (0.56)    $ (0.34)    $ (0.90)    $ (1.98)
                                                                  =======     =======     =======     =======

Fully Diluted Net Earnings (Loss) Per Common Share
      Net loss applicable to primary earnings per common share    $(2,254)    $(1,327)    $(3,591)    $(7,769)

      Add Preferred Stock dividends                                   207         207         414         414
                                                                  -------     -------     -------     -------

      Net loss applicable to fully diluted
            earnings per common share                             $(2,047)    $(1,120)    $(3,177)    $(7,355)
                                                                  =======     =======     =======     =======

      Weighted average number of common shares and
          common share equivalents outstanding                      4,006       3,933       3,970       3,933

      Common shares issuable upon assumed
            conversion of Preferred Stock                             709         709         709         709

      Incremental common shares issuable upon
            assumed exercise of outstanding stock options               0           0           0           9
                                                                  -------     -------     -------     -------

      Adjusted weighted average number of common
            shares and common share equivalents outstanding         4,715       4,642       4,679       4,651
                                                                  =======     =======     =======     =======

      Fully diluted net loss per common share:

            As computed                                           $ (0.43)    $ (0.24)    $ (0.68)    $ (1.58)
                                                                  =======     =======     =======     =======

            As reported (a)                                       $ (0.56)    $ (0.34)    $ (0.90)    $ (1.98)
                                                                  =======     =======     =======     =======

(a) The calculation of fully diluted net loss per common share for the three months and six months ended June 30, 1997 and 1996 was not dilutive.